Exhibit 99.1

FOR IMMEDIATE RELEASE

BUCA, Inc. 1300 Nicollet Mall, Suite 5300 Minneapolis, MN 55403 www.bucainc.com	Investor Relations Contact: Integrated Corporate Relations Kathleen Heaney (203) 803-3585

BUCA, Inc. Announces 4Q and Fiscal Year 2005

System-Wide Comparable Restaurant Sales Increased 3.5% and 4.4%

Minneapolis, Minnesota, January 9, 2006. BUCA, Inc. (NASDAQ: BUCA) today announced that Buca di Beppo comparable restaurant sales increased 4.3% for fiscal fourth quarter ended December 25, 2005 while Vinny T’s of Boston comparable restaurant sales decreased 3.3% for the same period. Consolidated system-wide comparable restaurant sales increased 3.5% for the fiscal fourth quarter period.

For fiscal year 2005, Buca di Beppo comparable restaurant sales were up 5.1%, Vinny T’s comparable sales declined 1.1% and consolidated system-wide comparable restaurant sales for BUCA, Inc. increased 4.4%.

The Company intends to timely file its Annual Report on Form 10-K for the fiscal year ended December 25, 2005, and will release its full financial results for that period, and hold a conference call regarding those results, at that time.

COMPARABLE RESTAURANT SALES

	Fiscal Q4		Fiscal Year
	Ended 12/26/2004	Ended 12/25/2005	Ended 12/26/2004	Ended 12/25/2005
Buca di Beppo	3.1%	4.3%	-1.4%	5.1%
Vinny T’s of Boston	0.6%	-3.3%	-2.0%	-1.1%
BUCA, Inc.	2.8%	3.5%	-1.5%	4.4%

About the Company:

BUCA, Inc. owns and operates 104 highly acclaimed Southern Italian restaurants under the names Buca di Beppo and Vinny T’s of Boston in 28 states and the District of Columbia.

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